UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ELAYAWAY, INC.
(Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF ELAYAWAY, INC.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

eLayaway, Inc.
1650 Summit Lake Drive, Suite 103
Tallahassee, FL 32317
INFORMATION STATEMENT
(Preliminary)

January __, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of eLayaway, Inc.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of eLayaway, Inc., a Delaware corporation (the “Company”), to notify the Stockholders that on January 4, 2013, the Company received a written consent in lieu of a meeting (the “Written Consent”) from certain holders of Common Stock, par value $0.001 per share (“Common Stock”), Series E Preferred Stock, par value $0.001 per share (“Series E Preferred”), and Series F Preferred Stock, par value $0.001 per share (“Series F Preferred”).  Each share of Common Stock has one vote; each share of Series E Preferred has the equivalent of 15 votes of Common Stock; each share of Series F Preferred has the equivalent of 100 votes of Common Stock.  Two holders of Common Stock, Series E Preferred Stock, and Series F Preferred Stock (the “Majority Stockholders”) submitted the Written Consent.  The Majority Stockholders hold in the aggregate 13,000,000 shares of Common Stock, 6,063,523 shares of Series E Preferred Stock and 9,848,432 shares of Series F Preferred Stock, resulting in the Majority Shareholders holding in the aggregate approximately 64.7% of the total voting power of all issued and outstanding voting capital of the Company.   The Majority Stockholders authorized the following:

●
The increase in the number of authorized shares of Common Stock from one billion (1,000,000,000) shares of Common Stock to five billion (5,000,000,000) shares of Common Stock (the “Authorized Share Increase”).

On January 4, 2013, the Board of Directors of the Company (“Board”) approved the Authorized Share Increase and recommended to the Majority Stockholders that they approve the Authorized Share Increase.  On January 4, 2013, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“DGCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about January 14, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability.

Accordingly, it is the Board’s opinion that the Authorized Share Increase will better position the Company to continue and/or expand operations.

INTRODUCTION

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action.  The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about January 14, 2013.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of eLayaway, Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Preferred and Common Stock

By unanimous written consent of the Board (as permitted under the DGCL), the number, designation, rights, preferences and privileges of the Series E Preferred and Series F Preferred were established by the Board (as is permitted under the DGCL and by the Amended and Restated Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series E Preferred is set forth in an Amended and Restated Certificate of Designation that was filed with the Secretary of State of the State of Delaware on September 26, 2011 (the “Certificate of Designation – Series E”).  Among other things, the Certificate of Designation – Series E provides that each one share of Series E Preferred entitles the holder to 15 votes. The designation, rights, preferences and privileges that the Board established for the Series F Preferred is set forth in an Amended and Restated Certificate of Designation that was filed with the Secretary of State of the State of Delaware on September 11, 2012 (the “Certificate of Designation – Series F”).  Among other things, the Certificate of Designation – Series F provides that each one share of Series F Preferred entitles the holder to 100 votes.

As of January 3, 2013, there were issued and outstanding and issuable (i) 579,025,430 shares of Common Stock, (ii) 0 shares of Series A-D Preferred Stock, (iii) 7,939,724 shares of Series E Preferred, and (iv) 9,848,432 shares of Series F Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase is approximately 1,682,964,490.  Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 843,165,210 votes, are required to approve the Authorized Share Increase by written consent. The Majority Stockholders, which hold in the aggregate 13,000,000 shares of Common Stock, 6,063,523 shares of Series E Preferred Stock, or 90,952,845 votes, and 9,848,432 shares of Series F Preferred Stock, or 984,843,200 votes, and approximately 64.7% of the voting equity of the Company, have voted in favor of the Authorized Share Increase thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock, Series E Preferred and Series F Preferred held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Authorized Share Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholders	Number of Shares of Common Stock held	Number of Shares of Series E Preferred held	Number of Shares of Series F Preferred held	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action
Sergio Pinon	6,500,000	251,006	0	10,265,090	10,265,090	0.60%
Bruce Harmon	6,500,000	5,812,517	9,848,432	1,078,530,955	1,078,530,955	64.1%
Total	13,000,000	6,063,523	9,848,432	1,088,796,045	1,088,796,045	64.7%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) with the Secretary of State of the State of Delaware.  We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one billion (1,000,000,000) shares of Common Stock to five billion (5,000,000,000) shares of Common Stock (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability. The additional four billion (4,000,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, and business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, or that they will enhance stockholder value, or that they will not adversely affect the Company’s business or the trading price of the Common Stock.  The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of January 4, 2013 of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group.  As of January 3, 2013, there were a total of 579,025,430 shares of Common Stock issued and outstanding and issuable, 7,939,724 shares of Series E Preferred issued and outstanding, and 9,848,432 shares of Series F Preferred issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote, each share of Series E Preferred is entitled to 15 votes, and each share of Series F Preferred is entitled to 100 votes.  The column titled “Percentage Beneficially Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of January 4, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o 1650 Summit Lake Drive, Suite 103, Tallahassee, Florida 32317.

	Common Stock		Preferred Stock				All Stock
	Number of		Number of
	Shares	Percentage	Shares		Percentage		Number of	Percentage
Name of Beneficial Owner	Owned (1)	Owned (1)	Owned (1)		Owned (1)		Votes (1)	Owned (1)

Sergio A. Pinon (2)	6,500,000	1.1%	251,006		1.4%		10,265,090	0.6%
Bruce Harmon (2)	6,500,000	1.1%	15,660,949	(3)	88.0%	(4)	1,078,530,955	64.1%
David Rees (5)	4,783,920	0.8%	-		0.0%		4,783,920	0.3%
Susan Jones (6)	500,000	0.1%	1,190,476		6.7%		18,357,140	1.1%

All officers and directors as a group (3 persons)	17,783,920	3.1%	15,911,955		89.5%		1,093,579,965	65.0%

(1)
Applicable percentage of ownership is based on 596,813,587 total shares comprised of our common stock (579,025,431) and preferred stock (17,788,156) outstanding (as defined below) as of January 3, 2013. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of January 3, 2013 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares of our preferred stock are deemed outstanding and to be beneficially owned by the person holding such shares for purposes of computing such person’s percentage ownership.  As of January 3, 2013, due to the super voting rights of the Series E preferred stock (15:1) and of the Series F preferred stock (100:1), the total number of votes are 1,682,964,491 which includes all voting securities.

(2)	Officer and director.
(3)	5,812,517 shares of Series E preferred stock and 9,848,432 shares of Series F preferred stock.
(4)	73.2% of the Series E preferred stock and 100% of the Series F preferred stock.
(5)	Director.
(6)	Address for Mrs. Jones is 1671 Amber Crest Lane, Draper, UT 84020.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K (and Form 10-K/A) for the fiscal year ended December 31, 2011;

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2012; and

(4)	Quarterly Report on Form 10-Q for the three months ended September 30, 2012.

You may request a copy of these filings, at no cost, by writing eLayaway, Inc., at 1650 Summit Lake Drive, Suite 103, Tallahassee, Florida, 32317, or telephoning the Company at (850) 219-8210.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1650 Summit Lake Drive, Suite 103 Tallahassee, Florida, 32317, or telephoning the Company at (850) 219-8210.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.  Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Sergio Pinon
Chief Executive Officer Vice Chairman of the Board of Directors

/s/ Bruce Harmon
Chief Financial Officer Chairman of the Board of Directors

Dated: January 4, 2013